                                                                   EXHIBIT 10.27

*CERTAIN INFORMATION WITHIN THIS EXHIBIT HAS BEEN OMITTED AND THE NON-PUBLIC INFORMATION HAS BEEN FILED SEPARATELY WITH THE SEC. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                         SOURCE CODE LICENSE AGREEMENT

THIS SOURCE CODE LICENSE AGREEMENT (this "AGREEMENT") is entered into as of the 13th day of June, 2000 (the "EFFECTIVE DATE"), by and between Credence Systems Corp., a Delaware corporation with its principal place of business at 215 Fourier Avenue, Fremont, CA 94539 ("CREDENCE"), and its wholly-owned subsidiary, Fluence Technology Inc., a Delaware corporation, with its principal place of business at 8700 S.W. Creekside Place, Beaverton, OR 97008 ("FLUENCE"; Credence and Fluence, collectively, "LICENSOR") and Virage Logic Corp., a Delaware corporation with its principal place of business at 46501 Landing Parkway, Fremont, CA 94538 ("LICENSEE"). Licensor and Licensee are each referred to in this Agreement as a "PARTY" individually, and as the "PARTIES" collectively.


                                    RECITALS

WHEREAS, Licensee entered into a certain License Agreement with HPL, Inc. ("HPL") effective October 12, 1996, to sell HPL's BIST CAD tools embedded within Licensee's own memory and logic compilers (the "HPL/VIRAGE LOGIC BIST AGREEMENT");

WHEREAS, Credence acquired certain assets and assumed certain liabilities of HPL pursuant to a certain Asset Purchase Agreement, effective June 1, 1998, including HPL's BIST CAD tools and an assignment of the HPL/Virage Logic BIST Agreement with the consent of Licensee;

WHEREAS, Credence owns all Intellectual Property Rights (as defined below) related to HPL's BIST CAD tools, and Fluence exclusively sells and supports HPL's BIST CAD tools;

WHEREAS, Licensee would like to enter into a new agreement with Credence and Fluence superceding the HPL/Virage Logic BIST Agreement;


NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the Parties agree as follows:

1    DEFINITIONS

1.1 "AFFILIATE" with respect to a particular party, shall mean an entity which controls, is controlled by or is under common control with such party, where "control" for purposes hereof means ownership of more than fifty percent (50%) of the voting stock of an entity, or in the case of an entity that does not have voting stock, as may be the case of a partnership, joint venture or unincorporated association, having more than fifty percent (50%) of the ownership interest representing the right to make decisions for such entity.

        1.2 "APPLICATION" shall mean the Program or a Derivative Work thereof integrated with a Virage memory compiler program such that the output of the memory compiler or other Virage program is automatically inputted into the Program.

        1.3 "AVERAGE SALES PRICE" or "ASP" shall mean the average sales price for the Program received by Fluence when licensed standalone; or if the Program is not licensed standalone, then an equitable pro-rata portion of the bundle in which the Program is licensed, as determined by Licensee and Fluence in good faith; provided, however, that:

               1.3.1 for the period between the Effective Date of this Agreement and June 30, 2001, the ASP shall be initially set at the current sales price for an All Memory Type Seat License according to Exhibit D;

               1.3.2 for semi-annual periods after June 30, 2001, the ASP shall be determined on a semi-annual basis as the average sales price of an All Memory Type Seat License calculated over the then immediately preceding twelve (12) months; and

               1.3.3 the ASP shall be deemed to be zero for any semi-annual period after December 31, 2000, that Fluence does not receive revenue for a minimum of the equivalent of three
                      (3) All Memory Type Seat Licenses of the Program, other than through Licensee, within the immediately preceding twelve (12) month period, wherein for the purposes of this equivalency determination, three (3) Project Licenses (or Tokens) shall be equivalent to one (1) All Memory Type Seat License, four (4) One Memory Type Seat Licenses shall be equivalent to one (1) All Memory Type Seat License, and six (6) Instance Licenses shall be equivalent to one (1) All Memory Type Seat License.

               1.3.4 The current sales price list for the Program is as set forth in Exhibit D.

      1.4 "CONFIDENTIAL INFORMATION" shall mean any information relating to or Disclosed in the course of the performance of this Agreement, which is or should be reasonably understood to be confidential or proprietary to the disclosing party or is otherwise marked "Confidential" or "Proprietary" or words of similar import. For avoidance of doubt, the Source Code is the Confidential Information of Credence.

      1.5 "DERIVATIVE WORK" shall mean derivative works of the Source Code and the Documentation therefor, as the term is defined in Title 17, United States Code, Section 101; provided, however, that a Derivative Work shall not include any module: (i) whose functionality differs from the functionality of all of the modules of the Program delivered hereunder; or (ii) that simply interfaces with the modules of the Program delivered hereunder.

      1.6 "DOCUMENTATION" means written explanatory materials relating to the operation or use of the Program as set forth in Exhibit B.

      1.7 "FULL COPY" shall mean machine executable code comprising at least some of the modules of the Program as compiled from the Source Code and integrated in an Application, and is not a Stripped Down Copy.

        1.8 "INTELLECTUAL PROPERTY RIGHTS" shall mean all rights in all U.S. and foreign letters patent and applications for letters patent, rights in copyrights and rights of authorship, and rights in trade secrets under common law, state law, federal law, and the laws of foreign countries, that Licensee would be liable for to Licensor as an infringer without this Agreement being in effect.

        1.9 "OBJECT CODE" shall mean any machine executable code derived in whole or in part from the Program.

       1.10 "PRODUCT" shall mean a semiconductor device developed as a result of an Application.

       1.11  "PROGRAM" shall mean HPL's memBIST program.

       1.12 "SOURCE CODE" shall mean any human readable code from which the Program is compiled.

       1.13 "STRIPPED DOWN COPY" shall mean machine executable code comprising some of the modules of the Program as compiled from the Source Code and integrated in an Application, but such modules shall not include at least the following features of the Program: (i) its graphical user interface; and (ii) its programmable test algorithm.

2    LICENSE AND RESTRICTIONS

      2.1 DELIVERY. Within five (5) working days of the execution of this Agreement, Licensor shall deliver to Licensee one (1) copy of the Source Code and one (1) copy of the Documentation in electronic form. Thereafter, Licensor shall deliver to Licensee one (1) copy each of the Source Code and Documentation for any releases or versions of the Program that are developed during the term of this Agreement prior to commercial release thereof, also in electronic form. The Source Code shall be subject to the acceptance criteria set forth in Exhibit C.

      2.2   LICENSES.

            2.2.1 SOURCE CODE. Licensor grants Licensee a nonexclusive, nontransferable, paid-up license to make, use, reproduce, and prepare Derivative Works of the Source Code under Licensor's Intellectual Property Rights, for the purposes of enhancing, supporting and maintaining the Program, subject to the confidentiality provisions of this Agreement. No right to grant sublicenses to the Source Code is granted hereunder.

            2.2.2 OBJECT CODE. Licensor grants to Licensee a royalty-bearing, nonexclusive, nontransferable license, under Licensor's Intellectual Property Rights, to reproduce, distribute, disclose, import and export the Object Code of the Program and Derivative Works thereof as part of an Application.

            2.2.3 PRODUCTS. Licensor covenants not to sue, under Licensor's
                  Intellectual Property Rights, Licensee's customers based on the making, using or selling of Products using Applications made pursuant to Section 2.2.2.

            2.2.4 DOCUMENTATION. Licensor grants to Licensee a royalty-free, nonexclusive, nontransferable license to make, use, sell, offer for sale, reproduce, distribute, disclose, import, export and prepare Derivative Works of Documentation under Licensor's Intellectual Property Rights, together with the right to sublicense others to do the same.

      2.3 COPIES. Licensee may copy or reproduce the Source Code for the purposes contemplated in this Agreement and for backup and archival purposes.

      2.4 SUBLICENSES. Licensee may sublicense Object Code and/or executable code for the Program for Applications and embodiment in Products, but may not sublicense the Source Code for the Program. Each sublicense agreement must include a provision prohibiting the sublicensee, subject to applicable law to the contrary, from attempting to decompile, reverse engineer or disassemble the Object Code, or in any other manner, convert the Object Code into human-readable form.

      2.5 GRANTBACK. Licensee hereby grants to Licensor, and its Affiliates, under all applicable Intellectual Property Rights owned by Licensee or sublicensable by Licensee, a nonexclusive, royalty-free, perpetual license to all Derivative Works of the Program or Documentation that Licensee develops hereunder; provided, however, that the foregoing shall not be construed to grant Licensor any rights to any Application, other than to the Derivative Work itself embedded in such Application. Licensee shall provide one (1) copy of each such Derivative Work prior to Licensee's commercial release thereof.

      2.6 NON-COMPETITION. During the term of this Agreement, Licensee shall not sell an Application or Product that has memory built-in self test functionality as a standalone product or feature.

      2.7 EXCLUSIVITY. For a period of two (2) years from the Effective Date, Licensor shall not grant a third party the right to integrate the Program, in whole or substantial part, into a memory compiler.

      2.8 OWNERSHIP. Licensee acknowledges that Licensor retains sole ownership of and title to the Program as delivered by Licensor, and that Licensee is receiving no title or other interest therein except the license expressly granted by this Agreement. Subject to the preceding sentence and
Section 2.5: (i) Licensee shall own all Applications and Derivative Works created hereunder (subject to Licensor's underlying ownership of the Program); and (ii) Licensor claims no ownership of, or right or title to, any Derivative Works or Applications made by or for Licensee.

3    SUPPORT AND MAINTENANCE

      3.1 SUPPORT. Fluence shall support Licensee in its efforts to integrate the Program into the Application. Licensor shall bear its own travel and hotel out-of-pocket expenses related to the provision of support pursuant to this
Section 3.1 for the first two (2) man-months of such support time; thereafter, Licensor and Licensee shall split such expenses equally. Licensor shall provide detailed monthly expense reports as a condition of Licensee bearing such expenses.

      3.2 MAINTENANCE. Fluence shall provide the same maintenance services and new revisions of the Program to Licensee as it provides to its customers of the Program under Fluence's standard maintenance contract. Such maintenance to Licensee will be free-of-charge for so long as royalties are paid to Fluence by Licensee under this Agreement; thereafter, such maintenance shall be provided, if requested by Licensee, at Fluence's then-current fees for Fluence's standard maintenance contract. If at any time Fluence discontinues such maintenance services or otherwise fails to provide the maintenance specified in this Section 3.2, Licensee shall have the right to offset against royalties payable under
Section 4.2 the fees for Fluence's standard maintenance contract that were in effect just prior to the discontinuation.

4    CONSIDERATION

      4.1 WARRANTS. In consideration for the Source Code license granted under this Agreement, Licensee will, upon acceptance of the Source Code in accordance with Section 2.1, grant warrants convertible for One Hundred Thousand (100,000) shares of Licensee common stock at an exercise price of Two Dollars ($2.00) per share, such warrants to be substantially of the form of Exhibit A, and issued to the parties and for the number of shares as follows:

            4.1.1 Ninety Thousand (90,000) to Credence;

            4.1.2 Five Thousand (5,000) to David Lepejian; and

            4.1.3 Five Thousand (5,000) to Lawrence Kraus.

      4.2 ROYALTIES. In consideration of the Object Code and Documentation licenses granted hereunder and the covenant not to sue with respect to Products, Licensee will pay, subject to Section 3.2, a royalty to Licensor as to each Application licensed by or on behalf of Licensee equal to:

            4.2.1 Until cumulative royalties of *** have been paid to Licensor by Licensee under this Agreement:

                  4.2.1.1 *** of the Average Sales Price, if the Application
                          contains a Full Copy; and

                  4.2.1.2 *** of the Average Sales Price, if the Application
                          contains a Stripped Down Copy.

            4.2.2 After cumulative royalties of *** have been paid, and until cumulative royalties of *** have been paid to Licensor by Licensee under this Agreement:

                  4.2.2.1 *** of the Average Sales Price, if the Application
                          contains a Full Copy; and

                  4.2.2.2 *** of the Average Sales Price, if the Application
                          contains a Stripped Down Copy.

            4.2.3 After cumulative royalties of *** have been paid to Licensor by Licensee under this Agreement, the Object Code and Documentation licenses granted hereunder and the covenant not to sue with respect to Products shall be royalty free.


      4.3 FORM OF PAYMENTS. Payment to Fluence shall be in United States dollars by check to Fluence at the address set forth in this Agreement.

      4.4 TIME OF PAYMENTS. Licensee shall pay to Fluence the royalties payable hereunder on a quarterly basis, within thirty (30) calendar days after the end of each of Licensee's fiscal quarters.

      4.5   RECORD KEEPING.

            4.5.1 Each of Licensee and Fluence shall maintain true and accurate accounts and records in accordance with recognized accounting principles to provide the data necessary for computation of the royalties payable under the terms of this Agreement.

            4.5.2 Licensee and Fluence shall permit the other Party or its designees, at any time during regular business hours, to examine and take abstracts from the relevant records of that Party to determine compliance with this Agreement, including calculation of the proper Average Sales Price by Fluence and payment of the proper amount of royalties by Licensee.

5    CONFIDENTIALITY

      5.1 SCOPE. Each Party acknowledges that it will receive Confidential Information of the other Parties relating to technical, marketing, product, and/or business affairs. Each Party agrees that all Confidential Information of the other Parties shall be held in strict confidence and shall not be disclosed or used without express written consent of such other Party. Each Party shall treat Confidential Information of the other Parties at least as strictly as such Party's own proprietary information, but in no event using less than a reasonable degree of care.

      5.2 EXCEPTIONS. The obligations of this Section 5 shall not apply to information: (i) already lawfully known to the receiving Party; (ii) disclosed in published materials; (iii) generally known to the public; (iv) lawfully obtained from any third party; or (v) required to be disclosed pursuant to applicable law, provided that the disclosing Party is provided an opportunity to contest the need for such disclosure or otherwise seek a protective order to limit disclosure thereof.

6    WARRANTIES/COVENANTS/INDEMNIFICATION

      6.1   LICENSOR WARRANTIES. Licensor represents and warrants that:

            6.1.1 Credence has sufficient right, title and interest in both the
                  Source Code and the Documentation to permit Credence to lawfully grant the license to Licensee hereunder;

            6.1.2 The Program does not and will not infringe on the Intellectual
                  Property Rights of any third party, domestic or foreign; provided, however, that the foregoing warranty does not apply with respect to the Program or portions or modules thereof:
                  (i) not supplied by Licensor; (ii) made in whole or in part in accordance with Licensee specifications; (iii) which are modified other than by Licensor after shipment, if the alleged infringement relates to such modification; (iv) combined with other products, processes, software, equipment or materials not provided by Licensor, if the alleged infringement relates to such combination, (v) where Licensee continues allegedly infringing activity after being notified thereof or after being provided modifications that would have avoided the alleged infringement, or (vi) where Licensee's use of the Program or portions or modules thereof is not strictly in accordance with the license granted in Section 2;

            6.1.3 The Program conforms to the warranty in Fluence's standard software license agreement, the current form of such agreement attached as Exhibit E.

      6.2   LICENSEE WARRANTIES. Licensee represents and warrants that:

            6.2.1 Licensee has full power and authority to enter into this
                  Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby;

            6.2.2 The execution and delivery of this Agreement by all parties, the performance by Licensee of its obligations hereunder, and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or other action;

            6.2.3 Licensee has taken all necessary action with respect to the execution and delivery of this Agreement; and

            6.2.4 This Agreement constitutes a legal, valid and binding obligation of Licensee, enforceable in accordance with its respective terms, except as limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors' rights and remedies generally.

      6.3 FLUENCE COVENANTS. Fluence covenants that it now has and for the term of this Agreement will continue to have sufficient engineering personnel to support its technical support obligations hereunder.

      6.4 LICENSEE COVENANTS. All software data sheets, sales training manuals, demonstration tools, and other marketing or sales materials for marketing of the Program as part of Applications shall be the responsibility of Licensee.

      6.5 INDEMNIFICATION. Each Party agrees to indemnify, defend and hold the other Party harmless from any and all losses, damages, costs, expenses, and liabilities arising out of the breach of such Party's warranties contained in this Section 6.

7    TERM AND TERMINATION

      7.1 TERM. The term of this Agreement shall be indefinite, unless terminated in accordance with the provisions of this Section 7.

      7.2 TERMINATION FOR BREACH. In the event of a material breach by one Party hereunder, a non-breaching Party shall have the right to terminate this Agreement upon thirty (30) days notice to the breaching Party which breach is not cured within such period.

      7.3 TERMINATION FOR INSOLVENCY. A Party shall have the right to terminate this Agreement in the event another Party is insolvent, adjudged bankrupt, is unable to pay its debts when due, ceases to operate as a going concern, makes an assignment for the benefit of creditors, or is the subject of a bankruptcy proceeding, whether voluntary or involuntary, which is not dismissed within ninety (90) days.

      7.4   EFFECT OF TERMINATION. In the event of termination for cause of this
Agreement: (i) due to Licensee's material breach, the Object Code and Documentation license grants of Sec. 2 shall be terminable at any time thereafter at the sole discretion of Licensor by giving written notice of such termination to Licensee; or (ii) due to Fluence's material breach, Licensee's obligations under Section 4.2 shall be terminable at any time thereafter at the sole discretion of Licensee by giving written notice of such termination to Licensor, and Licensor's grants in Section 2 shall become perpetual grants of such enumerated rights.

      7.5 SURVIVAL. The provisions of Sections 1, 2.2 -2.4 (subject to Section 7.4(i)), 2.8, 4 (subject to Section 7.4(ii)), 5, 6 (except Sections 6.3, 6.4), 7.4, 8 9 and this Section 7.5 shall survive any termination of this Agreement.

8    COPYRIGHT AND TRADE SECRET NOTICES.

Licensee shall assure that all Object Code and Documentation distributed by Licensee will include the following notice:

        Copyright Credence Systems Corporation, 1998-2000.  All Rights Reserved.

The foregoing notice shall be: (i) affixed in a prominent location on the media, in the Documentation on the media packaging, and in a readable file in the code; and (ii) will appear on at least one display screen for at least two seconds during execution of the

Object Code. Licensee shall assure that the Source Code has the following legend affixed to it in a prominent location on the media, and in a readable file in the code:

      Unpublished Confidential Information of Credence Systems Corporation. Do not disclose. Copyright Credence Systems Corporation, 1998-2000. All Rights Reserved.

9    MISCELLANEOUS

      9.1 ARBITRATION. In the event of a dispute between the Parties hereunder concerning whether Licensor is in material breach hereunder, the Parties agree that such matter will be submitted to an arbitrator experienced in the field of memory circuit design (the "ARBITRATOR"). Such matter shall be settled by arbitration by and in accordance with the applicable Commercial Arbitration Rules of the American Arbitration Association ("AAA"). Judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction. The Arbitrator will have the right to assess, against a Party or among the Parties, as the Arbitrator deems reasonable" (i) administrative fees of the AAA; (ii) compensation, if any, to the Arbitrator; and (iii) attorneys' fees incurred by a Party. Arbitration hearings will be held in Alameda County, California. The provisions of California Code of Civil Procedure Section 1283.05 will apply to any arbitration.

      9.2 INDEPENDENT CONTRACTORS. The relationship of the Parties established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to: (i) give any Party the power to direct or control the day-to-day activities of the other Parties; (ii) constitute the Parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking; or (iii) allow any Party to create or assume any obligation on behalf of the other Parties for any purpose whatsoever.

      9.3 NON-SOLICITATION. For a period of two (2) years from the Effective Date, Licensee shall not solicit for employment the employees of Fluence and Credence, and vice-versa.

      9.4 ASSIGNMENT. This Agreement shall inure to the benefit and be binding upon each Party's respective assigns and successors.

      9.5 PUBLICITY. Without the prior written consent of the other Parties, no Party shall in any manner disclose, advertise or publish the fact that the Parties have entered into this Agreement, except such disclosure as may be reasonably necessary to such

Party's bankers, attorneys, accountants and other such agents or in connection with a merger, acquisition or the like and except as may be required by law.

      9.6 HEADINGS. All Section headings are for reference only and shall not be considered in construing this Agreement.

      9.7 SEVERABILITY. If any provision of this Agreement is held to be unenforceable or invalid, the remaining provisions shall be given full force and effect.

      9.8 WAIVER. Any waiver of any right or remedy under this Agreement must be in writing and signed by the Party to be bound to be effective. No delay or omission in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a waiver of any right or remedy on any future occasion.

      9.9 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California, without regard to any provision governing conflicts of law.

      9.10 NOTICES. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telecopied, telegraphed or telexed, or sent by certified, registered, or express mail, postage prepaid, to the Parties at the following addresses or at such other addresses as shall be specified in writing by the Parties, and shall be deemed given when so delivered personally, telecopied, telegraphed or telexed, or if mailed, two (2) days after the date of mailing, as follows:


        If to Licensee:                     If to Fluence:
        Virage Logic Corp.                  Fluence Technology, Inc.
        46501 Landing Parkway               8700 S.W. Creekside Place
        Fremont, CA 94538                   Beaverton, OR 97008
        Attention:  General Counsel         Attn: President

        If to Credence:
        Credence Systems Corp.
        215 Fourier Avenue
        Fremont, CA 94539
        Attn: General Counsel

      9.11 EXPORT. Licensee shall not export or re-export either the Program or the Application, or copies thereof, in violation of the U.S. Export Administration regulations or other applicable export-related regulations.

      9.12 ENTIRE AGREEMENT. This Agreement, together with any attachments, constitutes the entire agreement between the Parties with respect to the license for Source Code, superseding all prior or contemporaneous oral or written agreements or understandings with respect to such subject matter, including without limitation the Letter of Intent and the HPL/Virage Logic BIST Agreement. No alterations, amendments or additions hereto shall be binding unless reduced to writing and signed by each Party.


IN WITNESS WHEREOF, Licensor and Licensee have executed this Agreement through their duly authorized signatories.


       LICENSEE                                  LICENSOR
VIRAGE LOGIC CORP.         FLUENCE TECHNOLOGY INC.         CREDENCE SYSTEMS CORP.


/s/ ADAM KABLANIAN         /s/ JOHN DIGIROLAMO             /s/ GRAHAM J. SIDDALL
---------------------      ---------------------           ---------------------
Signature                  Signature                       Signature

Adam Kablanian             John DiGirolamo                 Graham J. Siddall
---------------------      ---------------------           ---------------------
Name                       Name                            Name

President & CEO            President & CEO                 President & CEO
---------------------      ---------------------           ---------------------
Title                      Title                           Title

                                    EXHIBIT A

                                                                 Warrant No. __
                               WARRANT TO PURCHASE
                            SHARES OF COMMON STOCK OF
                            VIRAGE LOGIC CORPORATION


                           (Void after June 12, 2003)


THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH HEREIN.


        This certifies that [Credence Systems Corporation][David Lepejian][Lawrence Kraus] (the "HOLDER"), or assigns, for value received, is entitled to purchase from Virage Logic Corporation, a Delaware corporation (the "COMPANY"), subject to the terms set forth below, [90,000][5,000][5,000] fully paid and nonassessable shares (the "WARRANT SHARES"), subject to adjustment as provided herein, of the Company's common stock (the "COMMON STOCK"). This warrant (this "WARRANT") shall be exercisable at a price of $2.00 per Warrant Share (the "EXERCISE PRICE"), subject to adjustment as provided herein, at any time up to June 12, 2003 (the "EXPIRATION DATE"), upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment in cash or by check of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Exercise Price is subject to adjustment as provided in Section 3 of this Warrant. This Warrant is issued subject to the following terms and conditions:

1    EXERCISE, ISSUANCE OF CERTIFICATES, REDUCTION IN NUMBER OF WARRANT SHARES.

      1.1 GENERAL. This Warrant is exercisable at the option of the Holder of record hereof on or prior to the Expiration Date, at any time or from time to time following its issuance, for all or any part of the Warrant Shares (but not for a fraction of a share) which may be purchased hereunder, as that number may be adjusted pursuant to Section 3 of this Warrant. The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed and executed Form of Subscription delivered, and payment made for such Warrant Shares. Certificates for the Warrant Shares so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense as soon as practicable after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the Warrant Shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver to the Holder hereof within a reasonable time a new Warrant or Warrants of like tenor for the balance of the Warrant Shares purchasable under the Warrant surrendered upon such purchase. Each stock certificate so delivered shall be registered in the name of such Holder.

      1.2 NET ISSUE EXERCISE OF WARRANT. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, Holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Form of Subscription in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                      X=     Y (A-B)
                             -------
                                  A

        Where         X=     the number of shares of Common Stock to be issued
                             to Holder;

                      Y= the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation);

                      A= the fair market value of one share of the Company's Common Stock (at the date of such calculation); and

                      B= Exercise Price (as adjusted to the date of such calculation).

For purposes of the above calculation, the fair market value of one share of Common Stock shall be determined by the Company's Board of Directors in the good faith exercise of its reasonable business judgment; provided, however, that if at the time of such exercise the Company's Common Stock is listed on any established stock exchange or a national market system, the fair market value per share shall be the average of the closing bid and asked prices of the Common Stock quoted in the over-the-counter market summary or the last reported sale price of the Common Stock or the closing price quoted on the NASDAQ National Market System or on any exchange on which the Common Stock is listed, whichever is applicable, as published in The Wall Street Journal for the five trading days prior to the date of determination of fair market value. Notwithstanding the foregoing, in the event the Warrant is exercised in connection with the Company's initial public offering of Common Stock, the fair market value per share shall be the per share offering price to the public of the Company's initial public offering.

2     SHARES TO BE FULLY PAID. The Company covenants and agrees that all Warrant
Shares, will, upon issuance and, if applicable, payment of the applicable Exercise Price, be duly authorized, validly issued, fully paid and nonassessable, and free of all liens and encumbrances, except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3     ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The Exercise Price and
the total number of Warrant Shares shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

      3.1 SUBDIVISION OR COMBINATION OF STOCK. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares issuable hereunder proportionately increased, and conversely, in case the outstanding shares of the Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable hereunder proportionately decreased.

      3.2 RECLASSIFICATION. If any reclassification of the capital stock of the Company or any reorganization, consolidation, merger, or any sale, lease, license, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the business and/or assets of the Company (the "RECLASSIFICATION EVENTS") shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such Reclassification Event lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities, or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any Reclassification Event, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares), shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, or assets thereafter deliverable upon the exercise hereof.

      3.3 NOTICE OF ADJUSTMENT. Upon any adjustment of the Exercise Price or any increase or decrease in the number of Warrant Shares, the Company shall give written notice thereof, by first class mail postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall be prepared and signed by the Company's Chief Financial Officer and shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4     NO VOTING OR DIVIDEND RIGHTS. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent to receive notice as a shareholder of the Company on any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

5 COMPLIANCE WITH SECURITIES ACT: TRANSFERABILITY OF WARRANT, DISPOSITION OF SHARES OF PREFERRED STOCK.

      5.1 COMPLIANCE WITH SECURITIES ACT. The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired for investment and that it will not offer, sell, or otherwise dispose of this Warrant or any Warrant Shares except under circumstances which will not result in a violation of the Act or any applicable state securities laws. This Warrant and all Warrant Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

               THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

      5.2 ACCESS TO INFORMATION; PRE-EXISTING RELATIONSHIP. Holder has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition and results of operations of the Company. Holder has had access to such financial and other information as is necessary in order for Holder to make a fully informed decision as to investment in the Company, and has had the opportunity to obtain any additional information necessary to verify any of such information to which Holder has had access. Holder further represents and warrants that he has either: (i) a pre-existing relationship with the Company or one or more of its officers or directors consisting of personal or business contacts of a nature and duration which enable him to be aware of the character, business acumen and general business and financial circumstances of the Company or the officer or director with whom such relationship exists; or
(ii) such business or financial expertise as to be able to protect his own interests in connection with the purchase of the Shares.

      5.3 WARRANT TRANSFERABLE. Subject to compliance with applicable federal and state securities laws under which this Warrant was purchased, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder (except for transfer taxes), upon surrender of this Warrant properly endorsed; provided, however, that the Holder shall notify the Company in writing in advance of any proposed transfer [and shall not transfer this Warrant or any rights hereunder to any person or entity which is then engaged in a business that in the reasonable judgment of the Company is in direct competition with the Company.

      5.4 DISPOSITION OF WARRANT SHARES AND COMMON STOCK. With respect to any offer, sale, or other disposition of the Warrant or any Warrant Shares, the Holder hereof and each subsequent Holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of such Warrant or Warrant Shares, as the case may be, and indicating whether or not under the Act certificates for such Warrant or Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Act. Promptly upon receiving such written notice and opinion, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of such Warrant or Warrant Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this subparagraph 5.4 that the opinion of the counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Notwithstanding the foregoing, such Warrant or Warrant Shares may be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act, provided that the Company shall have been furnished with such information as the Company may request to provide reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing the Warrant or Warrant Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Act, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to insure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

6     MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by both parties.

7     NOTICES. Any notice, request, or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated on the signature page hereto or such other address as either may from time to time provide to the other.

8     OTHER NOTICES. If at any time:

            (1)   the Company shall declare any cash dividend upon its Common
Stock;

            (2) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

            (3) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

            (4) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation;

            (5) there shall be a voluntary or involuntary dissolution, liquidation, or winding-up of the Company; or

            (6) there shall be an initial public offering of Company securities;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company: (i) at least 10 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up; and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, or public offering, at least 10 days' prior written notice of the date when the same shall take place; provided, however, that the Holder shall make a best efforts attempt to respond to such notice as early as possible after the receipt thereof. Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution, or subscription rights, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, conversion, or public offering, as the case may be.

9     GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California, excluding its choice of law provisions.

10    LOST WARRANTS. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

11    FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction (calculated to the nearest 1/100th of a share) multiplied by the then effective Exercise Price on the date the Form of Subscription is received by the Company.

12    NO IMPAIRMENT. The Company will not, by charter amendment or by reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Upon the request of the Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continued validity of this Warrant and the Company's obligations hereunder.

13    SUCCESSORS AND ASSIGNS. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officer, thereunto duly authorized as of this __ th day of June, 2000.

                                      VIRAGE LOGIC CORPORATION
                                      a Delaware corporation



                                      By: /s/ ADAM A. KABLANIAN
                                         --------------------------------------
                                      Title:  President & CEO
                                            -----------------------------------
                                      Address:     46501 Landing Parkway
                                                   Fremont, CA 94538


AGREED AND ACCEPTED:





By: /s/ GRAHAM J. SIDDALL
   --------------------------------
Title:  President & CEO
      -----------------------------
Address:    215 Fourier Avenue
            Fremont CA 94539

                                    EXHIBIT B
                               DOCUMENTATION LIST



User Docs
---------
>     User manual
>     All input/output file formats
>     Product collateral

Developers Docs (to the extent available)
-----------------------------------------
>     High level description of all source file contents
>     Library interfaces description
>     Key core algorithms description
>     Test suite docs

                                    EXHIBIT C
                               ACCEPTANCE CRITERIA

Source Code & Build
-------------------
>     Source files
>     Link libs (3rd party libs)
>     Build Environment for PC/UNIX

      o  Make files
      o  Build scripts
      o  Build docs
      o  Bristol conversion files (UNIX port guide)
      o  Compiler version

>     Compile at Virage Logic
>     Run regression test at Virage Logic

                                    EXHIBIT D
                               CURRENT PRICE LIST



Pricing for memBIST CAD tool:

        All Memory Type Seat License:              $***

        One Memory Type Seat License:              $***

        Instance License:                          $***

        Project License:                           $***

                                    EXHIBIT E
                                STANDARD WARRANTY


SOFTWARE LICENSE AGREEMENT

This is a legal Agreement between you, the end user, and Fluence Technology Incorporated ("Fluence") By opening this sealed media package and/or by using the Software, you are agreeing to be bound by the terms of this Agreement.

GRANT OF LICENSE

1.1 Fluence Technology Inc. grants you the right to use one (1) copy of the enclosed and authorized Fluence Software Products and accompanying documentation, together with any upgrades supplied by Fluence, (collectively referred to as the "Software") according to the conditions specified below. Usage area to be less than one kilometer in radius and subject to the terms and conditions of this Agreement. All rights not expressly granted herein are reserved by Fluence, its suppliers, licensers, or successors.

YOU MAY :

2.1 Install the Software and its License Manager (FlexLM) on only one host computer or workstation;

2.2 make no more than one (1) copy of the Software in machine readable form, solely for back-up purposes, provided that you reproduce all proprietary notices on the copy;

2.3 use the Software to operate on any database that is the sole property of your Company, any of its Divisions, or any of its wholly owned subsidiaries;

2.4 invoke and operate the Software from within a usage area a less than one kilometer in radius, unless a LAN-to-WAN upgrade package has been purchased for the Software;

2.5 physically transfer the Software from one host computer to another, once per year and within a usage area to be less than one kilometer in radius, if all of the Software is covered by a current Software Maintenance Package; if a Software License

      Transfer Agreement is signed by you and accepted by Fluence; and if you destroy the existing Software licensed to the original host computer.

YOU MAY NOT :

3.1 Use the Software on more than one computer or workstation at a time; or operate the Software on a LAN geographically larger than one (1) kilometer in any direction, unless a LAN-to-WAN upgrade package has been purchased for the Software;

3.2 modify, translate, reverse engineer, decompile, disassemble, create derivative works based on, or copy (except to create the back-up copy) the Software;

3.3 rent, lend, transfer, distribute, or grant any rights in the Software in any form to any person without the written consent of Fluence;

3.4   remove any proprietary notices, labels, or marks from the Software;

3.5 use the Software to operate on any database that is not the sole property of your Company, any of its Divisions, or any of its wholly owned subsidiaries, unless a Services Provider License Upgrade has been purchased.

UPGRADE PRODUCTS

4.1 Any upgrades to the Software may only be used in conjunction with the prior version of the Software.

LIMITED WARRANTY AND DISCLAIMER

5.1 Fluence warrants that for a period of ninety (90) days from the date of license of the Software to you, the media on which the Software is furnished will, under normal use, be free from defects in materials and workmanship. Fluence's entire liability and your exclusive remedy under this warranty (which is subject to you returning the Software to Fluence) will be, at Fluence's option, to replace the media or to refund the purchase price and terminate this Agreement.

5.2 EXCEPT FOR THESE EXPRESS LIMITED WARRANTIES, FLUENCE MAKES, AND YOU RECEIVE, NO WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, AND FLUENCE SPECIFICALLY

      DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

5.3 Fluence does not warrant that the Software will meet your requirements or that the operation of the Software will be uninterrupted or error free. You assume the responsibility for the selection of your requirements, software, and hardware to achieve your intended results; for installation; for use; and that the operations of the Software will be uninterrupted or error free. Some States do not allow the exclusion of implied warranties so that the above exclusions may not apply to you. This warranty gives you specific legal rights. You may also have other rights which vary from State to State. Fluence does provide updates and enhancements as part of doing business if the customer is covered by a current maintenance contract.

PROPRIETARY RIGHTS

6.1 This license is not a sale. Title and copyrights to the Software and accompanying documentation, including the enclosed copies and any copy made by you, remain with Fluence or its suppliers, licensers, or successors.

LIMITATION OF LIABILITY

7.1 Fluence's liability arising out of this Agreement shall not exceed the amounts paid by you to obtain the Software. In no event will Fluence be liable for any loss of data, lost opportunity of profits, cost of cover, or special, incidental, consequential, or indirect damages arising from the use of the Software in this Agreement, however caused and on any theory of liability. These limitations will apply even if Fluence or an authorized dealer has been advised of the possibility of such damage, and notwithstanding any failure of essential purpose of any limited remedy. You acknowledge that the amount paid for the Software reflects this allocation of risk. Some States do not allow the limitation or exclusion of liability for incidental or consequential damages, so the above limitation or exclusion may not apply to you.

EXPORT RESTRICTIONS

8.1 You agree that you will not export or re-export the Software in any form without the appropriate United States and foreign government licenses, and Fluence written approval. Your failure to comply with this provision is a material breach of this contract. If you need advice on such export laws and regulations, you should contact the U.S. Department of Commerce, Bureau of Export Administration, Washington, DC 20230, USA , for clarification.

TERMINATION

9.1 This Agreement is effective until terminated. You may terminate this Agreement at any time by removing from your system and destroying all copies of the Software and the accompanying documentation. Unauthorized copying of the software or the accompanying documentation or otherwise failing to comply with the terms and conditions of this Agreement will result in automatic termination of this Agreement and will make available to Fluence other legal remedies. Upon termination of this Agreement, the license granted herein will terminate and you must immediately destroy the Software and accompanying documentation, and all back-up copies thereof.

U.S. GOVERNMENT USE

10.1 The Software and accompanying documentation are deemed to be "commercial computer software" and "commercial computer software documentation," respectively, pursuant to DFAR Section 227.7202 and FAR Section 12.212, as applicable. Any use, modification, reproduction, release, performing, displaying or disclosing of the Software and accompanying documentation by the U. S. Government shall be governed solely by the terms of this Agreement and shall be prohibited except to the extent expressly permitted by the terms of this Agreement.

MISCELLANEOUS

11.1 This is the entire Agreement between the parties relating to the subject matter hereof and no waiver or modification of the Agreement shall be valid unless signed by each party. The waiver of a breach of any term hereof shall in no way be construed as a waiver of any other term or breach hereof. If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect. This Agreement is governed by the laws of the State of Oregon without reference to conflict of laws principles. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction of the state and federal courts located in Multnomah County, Oregon, and the parties agree and submit to the personal and exclusive jurisdiction and venue of these courts. Should you have any question about this Agreement, or if you desire to contact Fluence Technology, Inc., please write: Fluence Technology, Inc., 8700 SW Creekside Place, Beaverton, Oregon 97008 USA (503-672-8800).